Exhibit 24.1

NACCO INDUSTRIES, INC.

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

Each undersigned officer and/or director of NACCO Industries, Inc., a Delaware corporation (the “Registrant”), does hereby make, constitute and appoint each of Alfred M. Rankin, Jr., Charles A. Bittenbender, Kenneth C. Schilling and Suzanne S. Taylor with full power of substitution and resubstitution, as attorney of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933 of shares of Class A Common Stock, $1.00 par value per share, of the Registrant issuable pursuant to the NACCO Industries, Inc. Supplemental Executive Long-Term Incentive Bonus Plan, (ii) any and all amendments, including post-effective amendments, and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 9th day of May 2012.

/s/ Alfred M. Rankin, Jr.	/s/ Michael E. Shannon
Alfred M. Rankin, Jr. Chairman, President, Chief Executive Officer (principal executive officer) and Director	Michael E. Shannon Director

/s/ Kenneth C. Schilling	/s/ Britton T. Taplin
Kenneth C. Schilling Vice President and Controller (principal financial officer and principal accounting officer)	Britton T. Taplin Director

/s/ John P. Jumper	/s/ David F. Taplin
John P. Jumper Director	David F. Taplin Director

/s/ Dennis W. LaBarre	/s/ John F. Turben
Dennis W. LaBarre Director	John F. Turben Director

/s/ Richard de J. Osborne	/s/ Eugene Wong
Richard de J. Osborne Director	Eugene Wong Director